UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2005

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously reported, on July 7, 2005, PPL Electric Utilities Corporation (“PPL Electric”) accepted offers from certain institutional buyers in the private placement market to purchase $200 million of PPL Electric’s Senior Secured Bonds (the “Bonds”) in two $100 million series. As contemplated by the parties at the time of PPL Electric’s acceptance of the offers, this transaction closed on December 20, 2005 (the “Issuance Date”). One series of the Bonds bears interest from the Issuance Date at an annual rate of 4.95% and is scheduled to mature in December 2015, and the other series of the Bonds bears interest from the Issuance Date at an annual rate of 5.15% and is scheduled to mature in December 2020. The Bonds are redeemable at the option of PPL Electric at designated “make-whole” redemption prices. The Bonds were issued pursuant to a Bond Purchase Agreement and under PPL Electric’s Indenture (the “Indenture”) dated as of August 1, 2001, as supplemented (including a Supplemental Indenture thereto dated as of December 1, 2005), upon the delivery to the Indenture trustee of first mortgage bonds issued under PPL Electric’s Mortgage and Deed of Trust dated as of October 1, 1945, as supplemented (including a Supplemental Indenture thereto dated as of December 1, 2005) (the "1945 Mortgage"). PPL Electric intends to use the proceeds from the Bonds to refund existing first mortgage bonds.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	4(a) -	Supplement, dated as of December 1, 2005, to the Indenture
	4(b) -	Supplement, dated as of December 1, 2005, to the 1945 Mortgage

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ James E. Abel James E. Abel Treasurer

Dated: December 22, 2005